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                                                                       EXHIBIT C

CAPITAL STRUCTURE BY ENTITY
AS OF JUNE 30, 2003
(IN THOUSANDS)

                                                         CENTERPOINT              CENTERPOINT
                                                           ENERGY                   ENERGY                 TEXAS GENCO
                                CENTERPOINT                HOUSTON                 RESOURCES                HOLDINGS,
                                ENERGY, INC.             ELECTRIC, LLC               CORP.                    INC.
                               ------------              -------------            ------------             -----------
CURRENT PORTION OF
 LONG-TERM DEBT                $    295,541      2.28%   $     26,398     0.41%   $    142,145      3.16%   $         --      0.00%
INDEXED DEBT SECURITIES
 DERIVATIVE                         280,430      2.16%             --     0.00%             --      0.00%             --      0.00%
DEBT TO AFFILIATE-
 CENTERPOINT ENERGY, INC.                --      0.00%        844,720    13.10%             --      0.00%        147,649      4.84%
LONG-TERM DEBT                   10,085,949     77.65%      3,074,924    47.68%      2,206,922     49.02%             --      0.00%
TRUST PREFERRED
 SECURITIES                         706,361      5.44%             --     0.00%            508      0.01%             --      0.00%
MINORITY INTEREST                   169,622      1.31%             --     0.00%                     0.00%             --      0.00%
COMMON STOCK                          3,057      0.02%              1     0.00%              1      0.00%              1      0.00%
ADDITIONAL PAID-IN
 CAPITAL                          2,869,943     22.10%      2,205,039    34.19%      1,985,254     44.10%      2,878,502     94.28%
RETAINED EARNINGS                  (929,129)    -7.15%        298,504     4.63%        147,634      3.28%         26,862      0.88%
ACCUMULATED OTHER
 COMPREHENSIVE INCOME              (476,105)    -3.67%             --     0.00%         19,497      0.43%             --      0.00%
UNEARNED ESOP STOCK                 (17,012)    -0.13%             --     0.00%             --      0.00%             --      0.00%
                               ------------    ------    ------------   ------    ------------    ------    ------------    ------
TOTAL CAPITALIZATION           $ 12,988,657    100.00%   $  6,449,586   100.00%   $  4,501,961    100.00%   $  3,053,014    100.00%
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